Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

July 30, 2015

HELMERICH & PAYNE, INC. ANNOUNCES THIRD QUARTER RESULTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $91 million ($0.83 per diluted share) from operating revenues of $660 million for the third fiscal quarter of 2015, compared to net income of $192 million ($1.75 per diluted share) from operating revenues of $952 million during the third quarter of fiscal 2014, and net income of $150 million ($1.37 per diluted share) from operating revenues of $883 million during the second quarter of fiscal 2015.  Included in net income per diluted share corresponding to this year’s third fiscal quarter are approximately $0.55 of after-tax gains from long-term contract early termination compensation from customers (which favorably impacted net income by approximately $60 million) and $0.01 of after-tax gains related to the sale of used drilling equipment.  Included in net income per diluted share corresponding to last year’s third fiscal quarter are approximately $0.13 of after-tax gains on the sale of investment securities and $0.01 of after-tax gains related to the sale of used drilling equipment. Included in net income per diluted share corresponding to this year’s second fiscal quarter are approximately $0.44 of after-tax gains from long-term contract early termination compensation from customers, $0.02 of after-tax gains related to the sale of used drilling equipment, and $0.05 of after-tax losses from abandonment charges.

President and CEO John Lindsay commented, “The industry has endured an unprecedented rig count decline, and yet we believe that the Company remains well positioned.  Long-term contracts continue to protect our investments, the balance sheet is in great shape, our customer base remains strong, and our competitive advantages have positioned us very well to manage through this cycle and to capture opportunities when they emerge.

“The industry is faced with a global oversupply of oil, as well as other macroeconomic headwinds to a strengthening oil price.  A significant difference today, compared to previous down-cycles, is that the U.S. may be positioned to become a global swing producer.  In such an environment, the energy services landscape would most probably become increasingly competitive, with even greater pressure to reduce well costs, enhance productivity and add value for customers. H&P’s long-term strategy has delivered a track record of innovation and value creation.  We remain committed to this endeavor and look forward to opportunities ahead.”

(over)

News Release

July 30, 2015

Operating Segment Results

Segment operating income for the Company’s U.S. land operations was $122 million for the third quarter of fiscal 2015, compared with $271 million for last year’s third fiscal quarter and $225 million for this year’s second fiscal quarter.  As compared to the second quarter of fiscal 2015, segment operating income decreased primarily as a result of significantly lower levels of quarterly activity.  The number of quarterly revenue days decreased sequentially by approximately 32% to 14,219 days.  Excluding the impact of $3,413 and $5,325 per day corresponding to revenues from early contract terminations during this year’s second and third fiscal quarters, respectively, the average rig revenue per day decreased sequentially by $941 to $26,634, and the average rig margin per day decreased sequentially by $1,676 to $12,504.  The average rig expense per day increased sequentially by $735 to $14,130.  Rig utilization for the segment was 47% for this year’s third fiscal quarter, compared with 88% and 68% for last year’s third fiscal quarter and this year’s second fiscal quarter, respectively.  At June 30, 2015, the Company’s U.S. land segment had approximately 153 contracted rigs generating revenue (including 123 under long-term contracts) and 188 idle rigs (including 181 AC drive FlexRigs®*).

Segment operating income for the Company’s offshore operations was $14.7 million for the third quarter of fiscal 2015, compared with $17.0 million for last year’s third fiscal quarter and $19.1 million for this year’s second fiscal quarter.  The sequential decrease in operating income was attributable to a decline in the average rig margin per day and a decline in quarterly revenue days.  The average rig margin per day decreased from $18,671 to $14,265, and quarterly revenue days decreased by approximately 8% to 728 days.

The Company’s international land operations reported segment operating income of $16.7 million for this year’s third fiscal quarter, compared with $6.6 million for last year’s third fiscal quarter and $6.3 million for this year’s second fiscal quarter.  The sequential increase in operating income was attributable to higher early termination revenues earned during the third quarter of fiscal 2015, an increase in the average rig margin per day and an increase in quarterly revenue days.  Excluding the impact of $373 and $4,658 per day corresponding to revenues from early contract terminations during this year’s second and third fiscal quarters, respectively, the average rig margin per day increased sequentially from $10,524 to $13,086.  The number of quarterly revenue days increased sequentially by approximately 2% to 1,887 days.

Drilling Operations Outlook for the Fourth Quarter of Fiscal 2015

In the U.S. land segment, the Company expects revenue days (activity) to decrease by roughly three to four percent during the fourth fiscal quarter as compared to the third fiscal quarter of 2015.  Excluding the impact from early termination revenue during the fourth quarter of fiscal 2015, the average rig revenue per day is expected to decrease to roughly $26,000, and the corresponding average rig expense per day is expected to decrease to roughly $13,900.  As of today, the U.S. land segment has approximately 156 contracted rigs that are generating revenue (including 124 under term contracts) and 186 idle rigs (including 179 AC drive FlexRigs).

In the offshore segment, the Company expects the average rig margin per day to be approximately $10,500 during the fourth fiscal quarter and revenue days to be roughly flat as compared to the third quarter of fiscal 2015.

(more)

News Release

July 30, 2015

In the international land segment, the Company expects revenue days during the fourth fiscal quarter to be sequentially down by 10% to 15%.  Excluding the impact from early termination revenue and also as compared to the third quarter of fiscal 2015, the average rig margin per day is expected to decline by approximately 30% to 35%.

Capital Expenditures and Other Estimates for Fiscal 2015

The Company continues to expect a total of approximately $1.3 billion in capital expenditures during all of fiscal 2015.  Depreciation expense is now expected to be approximately $580 million, and general and administrative expenses are now expected to be approximately $130 million for fiscal 2015.  Furthermore, the Company expects an effective income tax rate of approximately 34% for the fourth quarter of fiscal 2015.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of July 30, 2015, the Company’s existing fleet includes 342 land rigs in the U.S., 40 international land rigs, and 9 offshore platform rigs.  In addition, the Company is scheduled to complete another 12 new H&P-designed and operated FlexRigs, all under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 394 land rigs, including 373 AC drive FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5190

(more)

News Release

July 30, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
INCOME	2015	2015	2014	2015	2014

Operating Revenues:
Drilling — U.S. Land	$718,463	$494,615	$802,279	$2,103,125	$2,275,744
Drilling — Offshore	62,626	55,673	64,554	187,772	186,884
Drilling — International Land	98,222	106,198	81,267	297,305	262,141
Other	3,741	3,208	3,987	11,129	9,900
	883,052	659,694	952,087	2,599,331	2,734,669

Operating costs and expenses:
Operating costs, excluding depreciation	469,328	351,670	515,239	1,375,241	1,469,454
Depreciation	149,708	144,295	128,978	431,616	373,178
General and administrative	34,902	29,404	34,222	97,213	100,896
Research and development	4,857	3,329	3,864	12,344	11,746
Income from asset sales	(2,915)	(1,784)	(2,128)	(8,854)	(11,890)
	655,880	526,914	680,175	1,907,560	1,943,384

Operating income	227,172	132,780	271,912	691,771	791,285

Other income (expense):
Interest and dividend income	2,549	1,602	373	4,436	1,316
Interest expense	(2,471)	(6,258)	(1,435)	(9,290)	(4,354)
Gain on sale of investment securities	—	—	23,882	—	45,234
Other	55	(281)	346	88	(31)
	133	(4,937)	23,166	(4,766)	42,165

Income from continuing operations before income taxes	227,305	127,843	295,078	687,005	833,450
Income tax provision	77,769	36,956	102,788	243,525	293,389
Income from continuing operations	149,536	90,887	192,290	443,480	540,061

Income (loss) from discontinued operations, before income taxes	(76)	(27)	(11)	(118)	2,775
Income tax provision	(77)	—	—	(77)	2,805
Income (loss) from discontinued operations	1	(27)	(11)	(41)	(30)

NET INCOME	$149,537	$90,860	$192,279	$443,439	$540,031

Basic earnings per common share:
Income from continuing operations	$1.38	$0.84	$1.77	$4.09	$4.99
Income from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.38	$0.84	$1.77	$4.09	$4.99

(more)

News Release

July 30, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
INCOME	2015	2015	2014	2015	2014

Diluted earnings per common share:
Income from continuing operations	$1.37	$0.83	$1.75	$4.06	$4.92
Income from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.37	$0.83	$1.75	$4.06	$4.92

Weighted average shares outstanding:
Basic	107,646	107,652	108,137	107,759	107,657
Diluted	108,370	108,469	109,285	108,571	109,086

(more)

News Release

July 30, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	June 30	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2015	2014*

ASSETS
Cash and cash equivalents	$770,918	$360,909
Other current assets	722,951	908,886
Current assets of discontinued operations	7,822	7,206
Total current assets	1,501,691	1,277,001
Investments	159,976	236,644
Net property, plant, and equipment	5,630,311	5,188,544
Other assets	43,839	18,809
TOTAL ASSETS	$7,335,817	$6,720,998

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$343,109	$503,944
Current liabilities of discontinued operations	3,394	3,217
Total current liabilities	346,503	507,161
Non-current liabilities	1,430,989	1,279,369
Non-current liabilities of discontinued operations	4,428	3,989
Long-term notes payable	532,388	39,502
Total equity	5,021,509	4,890,977

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,335,817	$6,720,998

* The September 30, 2014 balance sheet has been restated due to the adoption of Accounting Standards Update No. 2015-03 applied retrospectively.

(more)

News Release

July 30, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Nine Months Ended
	June 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2015	2014

OPERATING ACTIVITIES:
Net income	$443,439	$540,031
Adjustment for loss from discontinued operations	41	30
Income from continuing operations	443,480	540,061
Depreciation	431,616	373,178
Changes in assets and liabilities	260,533	(79,406)
Gain on sale of assets and investment securities	(8,854)	(57,124)
Other	20,805	21,216
Net cash provided by operating activities from continuing operations	1,147,580	797,925
Net cash used in operating activities from discontinued operations	(41)	(30)
Net cash provided by operating activities	1,147,539	797,895

INVESTING ACTIVITIES:
Capital expenditures	(971,857)	(622,028)
Proceeds from sale of assets and invested securities	17,805	70,690
Net cash used in investing activities	(954,052)	(551,338)

FINANCING ACTIVITIES:
Proceeds from senior notes, net of discount and debt issuance costs	491,923	—
Proceeds from short-term debt	1,002	—
Payments on short-term debt	(1,002)	—
Increase in bank overdraft	10,824	—
Dividends paid	(223,827)	(189,542)
Repurchase of common stock	(59,654)	—
Exercise of stock options, net of tax withholding	(609)	22,370
Tax withholdings related to net share settlements of restricted stock	(5,104)	(3,049)
Excess tax benefit from stock-based compensation	2,969	25,724
Net cash provided by (used in) financing activities	216,522	(144,497)

Net increase in cash and cash equivalents	410,009	102,060
Cash and cash equivalents, beginning of period	360,909	447,868
Cash and cash equivalents, end of period	$770,918	$549,928

(more)

News Release

July 30, 2015

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2015	2015	2014	2015	2014
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$718,463	$494,615	$802,279	$2,103,125	$2,275,744
Direct operating expenses	352,489	241,109	408,990	1,034,724	1,154,523
General and administrative expense	12,605	10,465	9,548	34,785	30,161
Depreciation	128,503	121,307	112,639	368,894	323,944
Segment operating income	$224,866	$121,734	$271,102	$664,722	$767,116

Revenue days	20,802	14,219	26,062	62,376	73,826
Average rig revenue per day	$30,988	$31,959	$28,126	$30,538	$28,205
Average rig expense per day	$13,395	$14,130	$13,035	$13,410	$13,018
Average rig margin per day	$17,593	$17,829	$15,091	$17,128	$15,187
Rig utilization	68%	47%	88%	68%	86%

OFFSHORE OPERATIONS
Revenues	$62,626	$55,673	$64,554	$187,772	$186,884
Direct operating expenses	39,433	37,580	42,446	121,252	115,801
General and administrative expense	954	688	2,264	2,468	7,122
Depreciation	3,170	2,689	2,848	8,783	9,124
Segment operating income	$19,069	$14,716	$16,996	$55,269	$54,837

Revenue days	794	728	728	2,331	2,184
Average rig revenue per day	$49,783	$38,333	$64,019	$48,136	$63,515
Average rig expense per day	$31,112	$24,068	$39,716	$30,126	$37,044
Average rig margin per day	$18,671	$14,265	$24,303	$18,010	$26,471
Rig utilization	98%	89%	89%	95%	89%

(more)

News Release

July 30, 2015

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2015	2015	2014	2015	2014
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$98,222	$106,198	$81,267	$297,305	$262,141
Direct operating expenses	77,452	73,096	63,950	219,485	199,568
General and administrative expense	1,019	781	1,169	2,487	3,133
Depreciation	13,423	15,651	9,578	40,121	28,951
Segment operating income	$6,328	$16,670	$6,570	$35,212	$30,489

Revenue days	1,842	1,887	2,024	5,809	6,212
Average rig revenue per day	$47,063	$51,673	$35,454	$46,027	$37,025
Average rig expense per day	$36,166	$33,929	$26,130	$32,952	$26,826
Average rig margin per day	$10,897	$17,744	$9,324	$13,075	$10,199
Rig utilization	52%	51%	74%	55%	78%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$73,853	$40,188	$69,267	$198,303	$193,455
Offshore Operations	$5,306	$9,466	$5,364	$20,247	$13,050
International Land Operations	$11,532	$8,691	$9,508	$29,936	$32,145

(more)

News Release

July 30, 2015

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2015	2015	2014	2015	2014
Operating income
U.S. Land	$224,866	$121,734	$271,102	$664,722	$767,116
Offshore	19,069	14,716	16,996	55,269	54,837
International Land	6,328	16,670	6,570	35,212	30,489
Other	(3,217)	(2,324)	(1,490)	(7,440)	(6,739)
Segment operating income	$247,046	$150,796	$293,178	$747,763	$845,703
Corporate general and administrative	(20,324)	(17,470)	(21,241)	(57,473)	(60,480)
Other depreciation	(3,767)	(3,626)	(3,479)	(11,274)	(9,895)
Inter-segment elimination	1,302	1,296	1,326	3,901	4,067
Income from asset sales	2,915	1,784	2,128	8,854	11,890
Operating income	$227,172	$132,780	$271,912	$691,771	$791,285

Other income (expense):
Interest and dividend income	2,549	1,602	373	4,436	1,316
Interest expense	(2,471)	(6,258)	(1,435)	(9,290)	(4,354)
Gain on sale of investment securities	—	—	23,882	—	45,234
Other	55	(281)	346	88	(31)
Total other income (expense)	133	(4,937)	23,166	(4,766)	42,165

Income from continuing operations before income taxes	$227,305	$127,843	$295,078	$687,005	$833,450

# # #